UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

HealthStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 1000, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2020, HealthStream, Inc., a Tennessee corporation (the “Company”), and Truist Bank, a North Carolina banking corporation as successor by merger to SunTrust Bank (“Truist”), entered into that certain Third Amendment to Revolving Credit Agreement (the “Amendment”), amending the Revolving Credit Agreement, dated as of November 24, 2014,  as amended, by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto and Truist, as administrative agent, issuing bank and swingline lender (as amended, the “Revolving Credit Facility”).  The Amendment increased the capacity under the Revolving Credit Facility to $65.0 million and extended the maturity date to October 28, 2023.  In addition, the Amendment, among other things, (i) increased the basket for dividends to $65.0 million so long as the pro forma leverage ratio is less than or equal to 1.50:1.00 and the Company has minimum liquidity of $30.0 million, (ii) increased the basket for permitted minority owned investments to $20.0 million, (iii) added a LIBOR floor of 0.50%, and (iv) adjusted the applicable margin.  The applicable margin continues to depend on the Company’s leverage ratio and varies for Eurodollar loans from 1.50% to 1.75 % and for base rate loans varies from 0.50% to 0.75%.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Third Amendment to Revolving Credit Agreement, dated October 28, 2020, by and between HealthStream, Inc. and Truist Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

Exhibit Index

Exhibit Number	Description
10.1*	Third Amendment to Revolving Credit Agreement, dated October 28, 2020, by and between HealthStream, Inc. and Truist Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: October 28, 2020	By:	/s/ Scott A. Roberts
Scott A. Roberts
Chief Financial Officer